EXHIBIT 99.1

j2 Global Reports Q4 and Year End 2013 Results and Provides 2014 Outlook

Achieves Record Annual Revenues ($521M; 40% YoY Increase), Adjusted EPS ($3.24; 11% YoY Increase), EBITDA ($233M; 20% YoY Increase) and Free Cash Flow ($177M; 7% YoY Increase)

Achieves Record Low Quarterly Cancel Rate of 2.17%

Estimates 2014 Revenues to Increase More Than 11% to between $580M and $600M

Estimates 2014 Adjusted EPS between $3.23 and $3.47

Quarterly Dividend Increased by 13% to $0.2625 per Share versus Q1 2013

LOS ANGELES —February 13, 2014—j2 Global, Inc. [NASDAQGS:JCOM] today reported financial results for the fourth quarter and year ended December 31, 2013, provided fiscal 2014 financial estimates and announced that its Board of Directors has declared an increased quarterly cash dividend of $0.2625 per share.

FOURTH QUARTER 2013 RESULTS

Quarterly revenues increased 35.3% to $138.0 million compared to $102.0 million for Q4 2012.

Quarterly EBITDA(4) increased 26.9% to $65.6 million compared to $51.7 million for Q4 2012.

GAAP earnings per diluted share for the quarter decreased 32.3% to $0.44 compared to $0.65 for Q4 2012, primarily due to the acquisition of the remaining portion of Ziff Davis, Inc. not previously owned, which resulted in a non-cash charge of $14.4 million or $0.31 per share.

Non-GAAP earnings per diluted share(1)(2) increased 14.3% to $0.80 compared to $0.70 for Q4 2012.

The Company has historically reported non-GAAP earnings per diluted share inclusive of amortization of acquired intangibles.  For Q4 2013 and going forward, to more closely align the Company’s reported non-GAAP earnings with its cash earnings, the Company is reporting non-GAAP earnings per diluted share exclusive of amortization of acquired intangibles. To avoid confusion, we refer to this new non-GAAP financial measure as “Adjusted earnings per diluted share”.

Adjusted earnings per diluted share(1)(3) increased 18.1% to $0.91 compared to $0.77 for Q4 2012.

Q4 2013 free cash flow(5) increased 11.7% to $50.5 million compared to $45.2 million for Q4 2012.

Cancel rate(6) for the quarter continued to decline to an all-time record low of 2.17%.

j2 ended the quarter with $346 million in cash and investments after deploying $56.6 million during the quarter for acquisitions and the payment of j2's regular quarterly dividend.

Key financial results for fourth quarter 2013 versus fourth quarter 2012 are set forth in the following table (in millions, except per share). Reconciliations of non-GAAP earnings per diluted share, Adjusted earnings per diluted share, EBITDA and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release.

	Q4 2013	Q4 2012	% Change
Revenues	$138.0 million	$102.0 million	35.3%
Earnings per Diluted Share(1)	$0.44	$0.65	(32.3)%
Non-GAAP Earnings per Diluted Share(1) (2)	$0.80	$0.70	14.3%
Adjusted Earnings per Diluted Share(1) (3)	$0.91	$0.77	18.1%
EBITDA(4)	$65.6 million	$51.7 million	26.9%
Free Cash Flow(5)	$50.5 million	$45.2 million	11.7%

FULL YEAR 2013 RESULTS

Annual revenues increased 40.2% to a record $520.8 million compared to $371.4 million for 2012.

Annual EBITDA (4) increased 20% to a record $233.0 million compared to $194.2 million for 2012.

GAAP earnings per diluted share for the year decreased 12.6% to $2.28 compared to $2.61 for 2012. 2013 Non-GAAP earnings per diluted share(7)(8) increased 4.8% to a record $2.82 compared to $2.69 for 2012. 2013 Adjusted earnings per diluted share(7)(9) increased 10.5% to a record $3.24 compared to $2.93 for 2012.

Free cash flow(5) for the year increased 6.9% to a record $177.4 million compared to $166.0 million for 2012.

Annual cancel rate(6) was an all-time record low of 2.26%.

Key annual financial results for 2013 versus 2012 are set forth in the following table (in millions, except per share). Reconciliations of non-GAAP earnings per diluted share, Adjusted earnings per diluted share, EBITDA and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release.

	2013	2012	% Change
Revenues	$520.8 million	$371.4 million	40.2%
Earnings per Diluted Share(6)	$2.28	$2.61	(12.6)%
Non-GAAP Earnings per Diluted Share(7) (8)	$2.82	$2.69	4.8%
Adjusted Earnings per Diluted Share(7) (9)	$3.24	$2.93	10.5%
EBITDA(4)	$233.0 million	$194.2 million	20%
Free Cash Flow(5)	$177.4 million	$166.0 million	6.9%

“We are all very proud of our accomplishments during 2013,” said Hemi Zucker, CEO of j2. “We made significant inroads in our program to broaden our revenue base beyond digital fax while continuing to grow our digital fax business.  We invested in and built upon our strong position in the Digital Media space and expanded our rapidly growing online backup business. As a result, our non-fax business has grown to represent 45% of our 2013 revenue versus 17% five years ago, notwithstanding continued growth in our fax business over this period. We were able to achieve these results while maintaining our focus on profitability and cash generation. This allowed us to deploy $181 million on acquisitions and dividends during 2013 and still end the year with more cash and investments than when we started 2013. These efforts have put j2 in a strong position as we grow both our fax and non-fax revenues while maintaining growth in our earnings and cash flow.”

BUSINESS OUTLOOK

For fiscal 2014, the Company estimates that it will achieve revenues between $580 and $600 million and Adjusted earnings per diluted share of between $3.23 and $3.47.

Adjusted earnings per diluted share for 2014 excludes share-based compensation of between $10 and $12 million, amortization of acquired intangibles and the impact of any currently unanticipated items, in each case net of tax.

It is anticipated that the normalized tax rate for 2014 (exclusive of the release of reserves for uncertain tax positions) will be between 27% and 29%.

DIVIDEND

j2’s Board of Directors has approved a quarterly cash dividend of $0.2625 per common share, a 2.9% increase versus last quarter's dividend and a 12.9% increase versus the dividend paid in Q1 2013. This is j2’s tenth consecutive quarterly dividend increase and represents a 31.25% increase versus its first quarterly dividend in September, 2011. The dividend will be paid on March 10, 2014 to all shareholders of record as of the close of business on February 24, 2014. Future dividends will be subject to Board approval.

EXTENSION OF SHARE REPURCHASE PROGRAM

The Company has extended its one-year five million share repurchase program set to expire February 20, 2014 by an additional year. Approximately 2.9 million shares remain available for purchase under the program.

Notes:

(1)
The estimated GAAP effective tax rate was approximately 33.7% for Q4 2013 and 19.6% for Q4 2012. The estimated Non-GAAP effective tax rate was approximately 24.3% for Q4 2013 and 19.8% for Q4 2012. The estimated Adjusted effective tax rate was approximately 26.2% for Q4 2013 and 21.2% for Q4 2012.

(2)
For Q4 2013, Non-GAAP earnings per diluted share excludes share-based compensation and related payroll taxes, certain acquisition-related integration costs and loss on extinguishment of debt and related interest expense, in each case net of tax, totaling $0.36. For Q4 2012, Non-GAAP earnings per diluted share excludes share-based compensation and related payroll taxes and certain acquisition-related integration costs, in each case net of tax, totaling $0.05. Non-GAAP earnings per diluted share amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(3)
For Q4 2013, Adjusted earnings per diluted share excludes share-based compensation and related payroll taxes, amortization of acquired intangibles, certain acquisition-related integration costs and loss on extinguishment of debt and related interest expense, in each case net of tax, totaling $0.47. For Q4 2012, Adjusted earnings per diluted share excludes share-based compensation and related payroll taxes, amortization of acquired intangibles and certain acquisition-related integration costs, in each case net of tax, totaling $0.12. Adjusted earnings per diluted share amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(4)
EBITDA is defined as earnings before interest and other expense, net; income tax expense; depreciation and amortization; and the items used to reconcile GAAP to Non-GAAP financial measures referred to in Note (2) above.  EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(5)
Free cash flow is defined as net cash provided by operating activities, less purchases of property, plant and equipment, plus excess tax benefit from share-based compensation. Free cash flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(6)
Cancel rate is defined as cancels related to individual customer DIDs with greater than 4 months of continuous service (continuous service includes customer DIDs administratively cancelled and reactivated within the same calendar month), and DIDs related to enterprise customers beginning with their first day of service. For the quarter, calculated monthly and expressed here as an average over the three months of the quarter.  For the year, expressed as an average over the four quarters of the year.

(7)
The GAAP effective tax rate was approximately 24.7% for 2013 and 21.5% for 2012.  The non-GAAP effective tax rate was approximately 24.0% for 2013 and 23.8% for 2012. The Adjusted effective tax rate was approximately 25.6% for 2013 and 24.4% for 2012.

(8)
For 2013, Non-GAAP earnings per diluted share excludes share-based compensation and related payroll taxes, amortization expense, certain acquisition-related integration costs and loss on extinguishment of debt and related interest expense, in each case net of tax, totaling $0.57. For 2012, Non-GAAP earnings per diluted share excludes share-based compensation and related payroll taxes, amortization expense, domestic production activities tax deduction from prior years, certain acquisition-related integration costs, and gain on sale of investments, in each case net of tax, totaling $0.08. Non-GAAP earnings per diluted share amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(9)
For 2013, Adjusted earnings per diluted share excludes share-based compensation and related payroll taxes, amortization of acquired intangibles, certain acquisition-related integration costs and loss on extinguishment of debt and related interest expense, in each case net of tax, totaling $0.96. For 2012, Adjusted earnings per diluted share excludes share-based compensation and related payroll taxes, amortization of acquired intangibles, domestic production activities tax deduction from prior years, certain acquisition-related integration costs, and gain on sale of investments, in each case net of tax, totaling $0.32. Adjusted earnings per diluted share amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

About j2 Global

j2 Global, Inc. (NASDAQ: JCOM) and its affiliates provide Internet services through their two divisions: Business Cloud Services and Digital Media. The Business Cloud Services Division offers Internet fax, virtual phone, hosted email, email marketing, online backup, unified communications and CRM solutions. It markets its services principally under the brand names eFax®, eVoice®, FuseMail®, Campaigner®, KeepItSafe® and Onebox® and operates a messaging network spanning 49 countries on six continents. The Digital Media Division consists of Ziff Davis Inc., which offers technology, gaming and lifestyle content through its digital properties, which include PCMag.com, IGN.com, AskMen.com, Toolbox.com and others. Ziff Davis also operates NetShelter Powered by BuyerBase, an advanced digital ad targeting platform, and Ziff Davis B2B, a leading provider of research to enterprise buyers and leads to IT vendors. As of December 31, 2013, j2 had achieved 18 consecutive fiscal years of revenue growth. For more information about j2, please visit www.j2global.com.

Contact:

Laura Hinson
j2 Global, Inc.
800-577-1790
press@j2.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, particularly those contained in Hemi Zucker’s quote and the “Business Outlook” portion regarding the Company's expected fiscal 2013 financial performance. These forward-looking statements are based on management's current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: ability to grow non-fax revenues, profitability and cash flows; ability to identify and close acquisitions; subscriber growth and retention; variability of revenue based on changing conditions in particular industries and the economy generally; protection of the Company's proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments surrounding messaging and communications, including but not limited to the imposition or increase of taxes or regulatory-related fees; and the numerous other factors set forth in j2 Global's filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the 2012 Annual Report on Form 10-K filed by j2 Global on March 1, 2013, and the other reports filed by j2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release and particularly those contained in Hemi Zucker’s quote and the “Business Outlook” portion regarding the Company's expected fiscal 2014 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management's expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	DECEMBER 31,	DECEMBER 31,
	2013	2012

ASSETS
Cash and cash equivalents	$207,801	$218,680
Short-term investments	90,789	105,054
Accounts receivable,
net of allowances of $4,105 and $3,213, respectively	67,245	37,285
Prepaid expenses and other current assets	20,064	15,388
Deferred income taxes	3,126	1,092
Total current assets	389,025	377,499

Long-term investments	47,351	19,841
Property and equipment, net	31,200	19,599
Goodwill	457,422	407,825
Other purchased intangibles, net	223,533	165,316
Deferred income taxes	1,845	1,852
Other assets	3,413	3,238

TOTAL ASSETS	$1,153,789	$995,170

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$69,570	$39,874
Income taxes payable	1,569	3,004
Deferred revenue	36,326	30,493
Liability for uncertain tax positions	5,535	5,523
Deferred income taxes	1,892	33
Total current liabilities	114,892	78,927

Long-term debt	245,670	245,194
Liability for uncertain tax positions	38,329	32,155
Deferred income taxes	35,833	32,393
Deferred revenue	11,189	1,609
Other long-term liabilities	1,458	1,557
Mandatorily redeemable financial instrument	—	8,740
Total liabilities	447,371	400,575

Commitments and contingencies	—	—

Stockholders' Equity:
Preferred stock	—	—
Common stock	461	451
Additional paid-in capital	216,872	169,542
Retained earnings	484,850	424,790
Accumulated other comprehensive income (loss)	4,235	(88)
Total j2 Global, Inc. stockholder's equity	706,418	594,695
Noncontrolling interest	—	(100)
Total stockholders' equity	706,418	594,595

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,153,789	$995,170

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2013	2012	2013	2012

Revenues	$138,035	$102,033	$520,801	$371,396

Cost of revenues (including share-based compensation of $175 and $756 for the three and twelve months of 2013, respectively, and $211 and $844 for the three and twelve months of 2012, respectively)	22,178	18,659	86,893	67,013
Gross profit	115,857	83,374	433,908	304,383

Operating expenses:
Sales and marketing (including share-based compensation of $540 and $1,855 for the three and twelve months of 2013, respectively, and $426 and $1,543 for the three and twelve months of 2012, respectively)	31,679	18,915	131,317	62,825
Research, development and engineering (including share-based compensation of $123 and $434 for the three and twelve months of 2013, respectively, and $115 and $459 for the three and twelve months of 2012, respectively)	6,351	4,826	25,485	18,624
General and administrative (including share-based compensation of $1,774 and $6,675 for the three and twelve months of 2013, respectively, and $1,529 and $6,286 for the three and twelve months of 2012, respectively)	27,306	17,385	101,683	60,772

Total operating expenses	65,336	41,126	258,485	142,221

Income from operations	50,521	42,248	175,423	162,162
Other expense (income), net	12,071	(183)	11,472	(410)
Interest expense (income), net	6,546	4,766	21,254	7,650
Income before income taxes	31,904	37,665	142,697	154,922
Income tax expense	10,747	7,379	35,175	33,259
Net income	21,157	30,286	107,522	121,663
Less net income attributable to noncontrolling interest	403	83	-	83
Net income attributable to j2 Global, Inc. common stockholders	$20,754	$30,203	$107,522	$121,580

Basic net income per common share:
Net income attributable to j2 Global, Inc. common stockholders	$0.45	$0.66	$2.31	$2.63

Diluted net income per common share:
Net income attributable to j2 Global, Inc. common stockholders	$0.44	$0.65	$2.28	$2.61

Basic weighted average shares outstanding	45,867,769	45,071,204	45,548,767	45,459,712

Diluted weighted average shares outstanding	46,382,363	45,423,502	46,140,019	45,781,658

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	TWELVE MONTHS ENDED DECEMBER 31,
	2013	2012

Cash flows from operating activities:
Net income	$107,522	$121,663
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	39,788	22,164
Accretion and amortization of discount and premium of investments	1,796	1,603
Amortization of financing costs and discounts	613	249
Share-based compensation	9,720	9,083
Excess tax benefit from share-based compensation	(2,695)	(961)
Provision for doubtful accounts	3,135	4,289
Deferred income taxes	1,202	1,150
Loss on extinguishment of debt and related interest expense	14,437	—
Decrease (increase) in:
Accounts receivable	(9,588)	(5,417)
Prepaid expenses and other current assets	149	(2,028)
Other assets	242	(455)
(Decrease) increase in:
Accounts payable and accrued expenses	9,126	5,138
Income taxes payable	(285)	4,188
Deferred revenue	12,368	1,612
Liability for uncertain tax positions	6,186	7,601
Other liabilities	(392)	32
Net cash provided by operating activities	193,324	169,911

Cash flows from investing activities:
Maturity of certificate of deposit	42,615	8,000
Purchase of certificates of deposit	(22,071)	(34,673)
Sales of available-for-sale investments	140,126	138,709
Purchases of available-for-sale investments	(168,901)	(151,989)
Purchases of property and equipment	(18,626)	(4,905)
Purchases of intangible assets	(14,200)	(6,295)
Acquisition of businesses, net of cash received	(126,341)	(198,341)
Net cash used in investing activities	(167,398)	(249,494)

Cash flows from financing activities:
Issuance of long-term debt	—	245,000
Debt issuance costs	(47)	(1,384)
Repurchases of stock	(4,587)	(60,282)
Issuance of stock, net of costs	13,865	5,803
Excess tax benefit from share-based compensation	2,695	961
Mandatorily redeemable financial instrument	—	8,557
Dividends paid	(45,134)	(40,263)
Other	(2,485)	—
Net cash (used in) provided by financing activities	(35,693)	158,392

Effect of exchange rate changes on cash and cash equivalents	(1,112)	512

Net (decrease) increase in cash and cash equivalents	(10,879)	79,321
Cash and cash equivalents at beginning of period	218,680	139,359
Cash and cash equivalents at end of period	$207,801	$218,680

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED DECEMBER 31, 2013 AND 2012
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition-related integration costs; (3) elimination of loss on extinguishment of debt and related interest expense associated with acquiring shares of Ziff Davis, Inc. that the company did not already own and (4) elimination of income tax provision associated with share-based compensation and the associated payroll tax expense and certain acquisition-related integration costs.

Adjusted EPS is Non-GAAP EPS exclusive of amortization expense.

	THREE MONTHS ENDED DECEMBER 31, 2013							THREE MONTHS ENDED DECEMBER 31, 2012

				(3)
				Loss on
			(2)	Extinguishment						(2)
			Acquisition-	of Debt and						Acquisition-
		(1)	related	Related					(1)	related
		Share-based	Integration	Interest			Adjusted		Share-based	Integration			Adjusted
	GAAP	Compensation	Costs	Expense	Non-GAAP	Amortization	Non-GAAP	GAAP	Compensation	Costs	Non-GAAP	Amortization	Non-GAAP

Revenues	$138,035	—	(8)	—	$138,027	—	$138,027	$102,033	—	—	$102,033	—	$102,033

Cost of revenues	22,178	(175)	—	—	22,003	—	22,003	18,659	(211)	—	18,448	—	18,448

Operating expenses:
Sales and marketing	31,679	(540)	(189)	—	30,950	—	30,950	18,915	(426)	—	18,489	—	18,489
Research, development and engineering	6,351	(123)	(13)	—	6,215	—	6,215	4,826	(115)	—	4,711	—	4,711
General and administrative	27,306	(1,691)	(1,012)	—	24,603	(8,583)	16,020	17,385	(1,535)	(585)	15,265	(4,981)	10,284

Other expense (income), net	12,071	—	—	(12,865)	(794)	—	(794)	(183)	—	—	(183)	—	(183)
Interest expense (income), net	6,546	—	—	(1,572)	4,974	—	4,974	4,766	—	—	4,766	—	4,766

Income tax provision (4)	10,747	879	520	—	12,146	3,047	15,193	7,379	548	115	8,042	1,593	9,635

Net income attributable to j2 Global, Inc.
common stockholders	$20,754	1,650	686	14,437	$37,527	5,536	$43,063	$30,203	1,739	470	$32,412	3,388	$35,800

Net income per share attributable to
j2 Global, Inc. common stockholders*:
Basic	$0.45	0.04	0.02	0.31	$0.81	0.12	$0.92	$0.66	0.04	0.01	$0.71	0.07	$0.78
Diluted	$0.44	0.04	0.02	0.31	$0.80	0.12	$0.91	$0.65	0.04	0.01	$0.70	0.07	$0.77

* The reconciliation of Net income per share from GAAP to non-GAAP may not foot since each is calculated independently.

The Company discloses non-GAAP Earnings Per Share (EPS) as supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this non-GAAP financial measure provides useful information to investors.

Non-GAAP EPS is not in accordance with, or an alternative to, Net income per share and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
TWELVE MONTHS ENDED DECEMBER 31, 2013 AND 2012
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition-related integration costs; (3) elimination of loss on extinguishment of debt and related interest expense associated with acquiring shares of Ziff Davis, Inc. that the company did not already own; (4) elimination of gain on sale of certain investment; (5) elimination of additional income tax benefit from prior years and (6) elimination of income tax provision associated with share-based compensation, certain acquisition-related integration costs and gain on sale of certain investment.

Adjusted EPS is Non-GAAP EPS exclusive of amortization expense.

	TWELVE MONTHS ENDED DECEMBER 31, 2013							TWELEVE MONTHS ENDED DECEMBER 31, 2012

				(3)
				Loss on
			(2)	Extinguishment						(2)		(5)
			Acquisition-	of Debt and						Acquisition-	(4)	Additional
		(1)	related	Related					(1)	related	Gain on	Income Tax
		Share-based	Integration	Interest	Non-		Adjusted Non-		Share-based	Integration	Sale of	Benefit from	Non-		Adjusted Non-
	GAAP	Compensation	Costs	Expense	GAAP	Amortization	GAAP	GAAP	Compensation	Costs	Investment	Prior Years	GAAP	Amortization	GAAP

Revenues	$520,801	—	(2,214)	—	$518,587	—	$518,587	$371,396	—	—	—	—	$371,396	—	$371,396

Cost of revenues	86,893	(756)	(88)	—	86,049	—	86,049	67,013	(844)	(6)	—	—	66,163	—	66,163

Operating expenses:
Sales and marketing	131,317	(1,855)	(4,621)	—	124,841	—	124,841	62,825	(1,543)	(90)	—	—	61,192	—	61,192
Research, development and engineering	25,485	(434)	(592)	—	24,459	—	24,459	18,624	(459)	(5)	—	—	18,160	—	18,160
General and administrative	101,683	(6,592)	(5,134)	—	89,957	(30,022)	59,935	60,772	(6,382)	(633)	—	—	53,757	(15,866)	37,891

Other expense (income), net	11,472	—	—	(12,865)	(1,393)	—	(1,393)	(410)	—	—	—	—	(410)	—	(410)
Interest expense (income), net	21,254	—	—	(1,572)	19,682	—	19,682	7,650	—	—	180	—	7,830	—	7,830

Income tax provision (6)	35,175	3,263	3,529	—	41,967	10,434	52,401	33,259	2,823	149	(43)	3,066	39,254	4,743	43,997

Net income attributable to j2 Global, Inc.
common stockholders	$107,522	6,374	4,692	14,437	$133,025	19,588	$152,613	$121,580	6,405	585	(137)	(3,066)	$125,367	11,123	$136,490

Net income per share attributable to
j2 Global, Inc. common stockholders*:
Basic	$2.31	0.15	0.11	0.32	$2.86	0.43	$3.28	$2.63	0.14	0.02	(0.01)	(0.07)	$2.71	0.24	$2.95
Diluted	$2.28	0.14	0.11	0.31	$2.82	0.42	$3.24	$2.61	0.14	0.02	(0.01)	(0.07)	$2.69	0.24	$2.93

* The reconciliation of Net income per share from GAAP to non-GAAP may not foot since each is calculated independently.

The Company discloses non-GAAP Earnings Per Share (EPS) as supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this non-GAAP financial measure provides useful information to investors.

Non-GAAP EPS is not in accordance with, or an alternative to, Net income per share and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
NET INCOME TO EBITDA RECONCILIATION
THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2013 AND 2012
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of EBITDA to net income, the most directly comparable GAAP financial measure.

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2013	2012	2013	2012

Net income	$21,157	$30,286	$107,522	$121,663
Plus:
Other expense (income), net	12,071	(183)	11,472	(410)
Interest expense (income), net	6,546	4,766	21,254	7,650
Income tax expense	10,747	7,379	35,175	33,259
Depreciation and amortization	11,311	6,620	39,737	22,152
Reconciliation of GAAP to Non-GAAP financial measures:
Share-based compensation and the associated payroll tax expense	2,529	2,287	9,637	9,228
Acquisition-related integration costs	1,206	585	8,221	734
EBITDA	$65,567	$51,740	$233,018	$194,276

EBITDA as calculated above represents earnings before interest and other expense, net, income tax expense, depreciation and amortization and the items used to reconcile GAAP to non-GAAP financial measures, including (1) share-based compensation and (2) certain acquisition-related integration costs.  We disclose EBITDA as a supplemental non-GAAP financial performance measure as we believe it is a useful metric by which to compare the performance of our business from period to period. We understand that measures similar to EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of EBITDA provides useful information to investors.

EBITDA is not in accordance with, or an alternative to, Net income, and may be different from non-GAAP measures used by other companies. In addition, EBITDA is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the company’s results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Q1	Q2	Q3	Q4	YTD
2013
Net cash provided by operating activities	$40,048	$68,973	$25,859	$58,444	$193,324
Less: Purchases of property and equipment	(1,933)	(4,056)	(5,126)	(7,511)	(18,626)
Add: Excess tax benefit (deficit) from share-based compensation	280	1,301	1,590	(476)	2,695
Free cash flows	$38,395	$66,218	$22,323	$50,457	$177,393

2012
Net cash provided by operating activities	$38,942	$46,382	$38,193	$46,394	$169,911
Less: Purchases of property and equipment	(1,159)	(1,631)	(956)	(1,159)	(4,905)
Add: Excess tax benefit (deficit) from share-based compensation	286	821	(91)	(55)	961
Free cash flows	$38,069	$45,572	$37,146	$45,180	$165,967

The Company discloses Free Cash Flows as supplemental non-GAAP financial performance measure, as it believes it is a useful metrics by which to compare the performance of its business from period to period. The Company also understands that this non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this non-GAAP financial measure provides useful information to investors.

Free Cash Flows is not in accordance with, or an alternative to, Cash Flows from Operating Activities, and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, the non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.